Exhibit 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
Rule 13a-14a/15d-14a Certification

I, Dolev Rafaeli, certify that:

(1)	I have reviewed this annual report on Form 10-K of PhotoMedex, Inc.;

(2)
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

PHOTOMEDEX, INC.
Dated: April 2, 2012
By: /s/ Dolev Rafaeli
Dolev Rafaeli
Chief Executive Officer

E-31.1